SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) March 12, 2004

NII HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32421	91-1671412
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10700 Parkridge Boulevard, Suite 600
Reston, Virginia	20191
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Information.

     On December 20, 2002 we filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (File No. 333-102077) (the “Registration Statement”) registering, among other things, 11,561,283 shares of common stock (the “Shares”) owned by certain security holders. The Registration Statement was subsequently amended by Pre-effective Amendment No. 1 on Form S-3 to S-1 and by Post-effective Amendment No. 1 on Form S-3.

     In February 2004, our Board of Directors approved a three-for-one stock split of our common stock to be effected in the form of a stock dividend (the “Stock Split”). The stock dividend was paid on March 22, 2004 to stockholders of record as of March 12, 2004.

     Pursuant to Rule 416(b), the Registration Statement is deemed to cover an additional 23,122,566 shares of our common stock resulting from the split of the registered Shares.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Date: May 13, 2004	By:	/s/ ROBERT J. GILKER Robert J. Gilker Vice President and General Counsel